                                             EXHIBIT (10.17)


           (PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)


                RETIREMENT AND RELEASE AGREEMENT

     THIS RETIREMENT AND RELEASE AGREEMENT is made and entered into as of March 9, 2001, by and between ALYN V. ESSMAN, an individual (hereinafter referred to as "Essman"), and CPI Corp., a Delaware corporation (hereinafter referred to, together with its wholly- owned subsidiaries, as "CPI").

     WHEREAS, Essman has rendered more than forty-four years of service to CPI in various capacities, including for the last twenty-four years as Chief Executive Officer and Chairman of the Board of Directors; and

     WHEREAS, Essman has decided to retire as of March 11, 2001; and

     WHEREAS, Essman is entitled to certain benefits under his Employment Agreement with CPI dated as of February 8, 1998 (the "Employment Agreement") and under various benefit plans of CPI, and CPI and Essman desire that Essman's benefits be valued and paid out in accordance with the terms set forth in this Agreement; and

     WHEREAS, in recognition of Essman's many years of valuable service and leadership, his cooperation with the Board of Directors of CPI in planning and conducting a search for his successor and his assistance in transition to and support of his successor, the Board of Directors of CPI desires to award to Essman certain benefits in addition to any to which he may be entitled under the Employment Agreement and the various benefit plans of CPI (hereinafter, the "Special Retirement Benefits");

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and in appreciation of Essman's long years of valuable and dedicated service to CPI, the parties hereby agree as follows:







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     1.  RETIREMENT/RESIGNATION OF ESSMAN.  Essman shall retire from employment with CPI and shall resign from the Boards of Directors of CPI and its affiliated corporations as of March
11, 2001 (the "Retirement Date").

     2.  SPECIAL RETIREMENT BENEFITS.  In consideration of
Essman's long and distinguished leadership of CPI, the Board of Directors hereby agrees to provide to Essman the following
Special Retirement Benefits:

     (a) CPI shall pay to Essman the gross amount of Nine
Hundred Ninety-Three Thousand Three Hundred Fifty-Nine Dollars
($993,359.00) payable as soon as possible but not later than two weeks after the Retirement Date.

     (b) CPI shall pay reasonable office lease and secretarial expenses for Essman for a period of two years after the Retirement Date. The parties agree to use their best good faith efforts to agree on the amount of such office lease and secretarial expenses within three weeks after the Retirement Date.

     (c) The exercise period for certain options granted to Essman to purchase shares of common stock of the Corporation that would have expired on the first anniversary of the Retirement Date shall be extended until the third anniversary of the Retirement Date. A schedule of all options held by Essman and the terms of exercise is attached hereto as Exhibit
A and incorporated herein.   By execution hereof, the parties
agree that the terms of all option agreements under which Essman holds options shall remain in full force and effect except that the applicable expiration dates for such options shall be as set forth in Exhibit A.

     (d) Essman is entitled to a supplemental retirement benefit pursuant to the Employment Agreement (the "SERP
Benefit") in the annual gross amount of One Hundred Fifty
Thousand Dollars ($150,000), payable in equal monthly installments for two hundred forty








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months, commencing the month after his retirement date.  In lieu thereof and at Essman's request, CPI shall pay or cause to be paid to Essman the gross amount of One Million Six Hundred Twenty-One Thousand Six Hundred Eighty-Six Dollars ($1,621,686.00), payable in a lump sum as soon as possible but not later than two weeks after the Retirement Date. The SERP Benefit shall be in full and complete satisfaction of Essman's death benefits and supplemental retirement benefits provided under subsections 5(g) and (i) of the Employment Agreement.

     3.  DEFERRED COMPENSATION ACCOUNT.  CPI shall pay to
Essman, in a lump sum within ninety (90) days after the Retirement Date, the full amount of Essman's deferred compensation account under the Deferred Compensation and Stock
Appreciation Rights Plan.

     4. OTHER BENEFITS. CPI shall also pay or provide to Essman the following benefits in accordance the Employment
Agreement or other CPI benefit plans and programs:

     (a) Base salary through March 31, 2001, based on the annual rate of Five Hundred Twenty-Five Thousand Dollars
($525,000.00);

     (b) Any cash bonus earned by Essman for CPI's fiscal year
2000, calculated in accordance with the formula applicable to the members of the Office of the President;

     (c) Any option bonus earned by Essman for CPI's fiscal year 2000, calculated in accordance with the formula applicable to the members of the Office of the President;

     (d) An amount equal to four (4) weeks of vacation pay;

     (e) All of Essman's vested and accrued benefits under the CPI Retirement Plan and Trust (the "Pension Plan") in accordance with the terms of the Pension Plan;

     (f) Continued indemnification rights and benefits for Essman's service as an executive and director of CPI in accordance with CPI's By-laws.






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     5.  MUTUAL RELEASE.

     (a) In consideration of the payment by CPI to Essman of the Special Retirement Benefits described in paragraph 2 above, Essman does hereby release and forever discharge CPI, its affiliated corporations, and their respective directors, officers, employees and agents, from any and all claims, causes of action, liabilities and obligations, of any kind whatsoever (except those arising under this Agreement), arising directly or indirectly out of Essman's employment by CPI, the termination thereof, or the Employment Agreement.

     (b) In consideration of the release contained in subsection (a) hereof and of Essman's agreements hereunder, CPI, on its own behalf and on behalf of its affiliated corporations, does hereby release and forever discharge Essman from any and all claims, causes of action, liabilities, and obligations, of any kind whatsoever, (except those arising under this Agreement) arising directly or indirectly out of Essman's employment by CPI, the termination thereof, or the Employment Agreement.

     (c) The purpose of this mutual release set forth herein is to make full, final and complete settlement of all claims between the parties, known or unknown, arising directly or indirectly out of Essman's employment by CPI, the termination thereof, or the Employment Agreement (except those arising under this Agreement).

     6. SURVIVAL OF COVENANTS. Essman acknowledges and agrees that the covenants and agreements of Essman contained in
Section 13 of the Employment Agreement, attached hereto as Exhibit B and incorporated herein, shall survive the execution and delivery of this Agreement and shall remain in full force and effect in accordance with their terms, and Essman hereby affirms those covenants and agreements. All other terms and conditions of the Employment Agreement shall terminate on the effective date of this Agreement.









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     7.  WITHHOLDING TAXES.  CPI shall have the right to
withhold from all payments due Essman hereunder to the extent required by law or regulation, all federal, state and local income and other taxes applicable to such payments.

     8. MODIFICATION AND WAIVER. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement, and signed by both parties. The failure to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions.

     9. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     10. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors, assigns, heirs and legal representatives.

     11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Date: March 9, 2001         By: /s/ Alyn V. Essman
     ---------------        ----------------------------
                            Alyn V. Essman, Individually

                                      "Essman"


                            CPI Corp., a Delaware corporation

Date: March 9, 2001        By: /s/  Jane E. Nelson
      --------------       ---------------------------------
                            Secretary and General Counsel
                                        "CPI"



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                                                   EXHIBIT A

Grant Date   Number of   Vesting   Exercise   Expiration
             Options     Date      Price      Date
 2/2/92      77,500       2/2/97   $35.00      2/2/04
 2/2/92      77,500       2/2/96   $30.00      2/2/03
8/11/94      43,662      8/11/98   $17.75     8/11/02
 2/8/98      11,530      3/11/01   $23.94      2/8/04
 5/7/98      11,566      3/11/01   $25.94     3/11/04
 2/6/99      11,060      3/11/01   $27.13     3/11/04

Mr. Essman holds the following options awarded under CPI's
Voluntary Stock Option Plan, all of which are fully vested and exercisable in accordance with the terms of the Voluntary Stock
Option Plan as follows:

Grant Date   Number of   Vesting   Exercise   Expiration
             Options     Date      Price      Date
6/11/93      77,500      6/11/96   $18.375     6/11/01
 2/6/94      77,500       2/6/97   $15.50       2/6/02





















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